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                                October 18, 2002

Board of Trustees
Scudder RREEF Securities Trust
875 North Michigan Avenue
41st Floor
Chicago, Illinois  60611


Board of Directors
Real Estate Securities Fund, Inc.
One South Street
Baltimore, Maryland  21202


                  RE: AGREEMENT AND PLAN OF REORGANIZATION, DATED AS OF THE 17TH DAY OF OCTOBER, 2002 (THE "AGREEMENT"), BY AND BETWEEN SCUDDER RREEF SECURITIES TRUST, A DELAWARE BUSINESS TRUST (THE "TRUST"), ON BEHALF OF ITS SCUDDER RREEF REAL ESTATE SECURITIES FUND (THE "ACQUIRING FUND") AND REAL ESTATE SECURITIES FUND, INC., A MARYLAND CORPORATION (THE "SELLING FUND")
                  --------------------------------------------------------------

Ladies and Gentlemen:

                  You have requested our opinion as to certain federal income tax consequences of the reorganization of the Selling Fund which will consist of
(i) the transfer of all or substantially all of the assets of the Selling Fund to the Acquiring Fund, in exchange solely for shares of beneficial interest of the Acquiring Fund as set forth in Appendix A (the "Acquiring Fund Shares");
(ii) the assumption by the Acquiring Fund of the liabilities of the Selling Fund; and (iii) the distribution of the Acquiring Fund Shares to the shareholders of the Selling Fund in complete liquidation of the Selling Fund as provided herein, all upon the terms and conditions hereinafter set forth in the Agreement.

                  In rendering our opinion, we have reviewed and relied upon (a) the Agreement, (b) the proxy materials provided to shareholders of the Selling Fund in connection with the Special Meeting of Shareholders of the Selling Fund held on October 17, 2002, (c) certain representations concerning the Reorganization made to us by the Acquiring Fund and the Selling Fund in a letter dated October 18, 2002 (collectively, the "Representation Letter"), (d) all other documents, financial and other reports and corporate minutes which we deemed relevant or appropriate, and (e) such statutes, regulations, rulings and decisions as we deemed material to the rendition of this opinion. All terms used herein, unless otherwise defined, are used as defined in the Agreement.







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Board of Trustees Scudder RREEF Securities Trust
Board of Directors Real Estate Securities Fund, Inc.
October 18, 2002
Page 2



                  For purposes of this opinion, we have assumed that the Selling Fund and the Acquiring Fund on the Closing Date of the Reorganization each satisfy, and following the Reorganization, the Acquiring Fund will continue to satisfy, the requirements of subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), for qualification as a regulated investment company ("RIC").

                  Under regulations to be prescribed by the Secretary of Treasury under Section 1276(d) of the Code, certain transfers of market discount bonds will be excepted from the requirement that accrued market discount be recognized on disposition of a market discount bond under Section 1276(a) of the Code. Such regulations are to provide, in part, that accrued market discount will not be included in income if no gain is recognized under Section 361(a) of the Code where a bond is transferred in an exchange qualifying as a tax-free reorganization. As of the date hereof, the Secretary has not issued any regulations under Section 1276 of the Code.

                  Based on the foregoing and provided the Reorganization is carried out in accordance with the laws of the States of Delaware and Maryland, the Agreement and the Representation Letter, it is our opinion that:

                  1. The Reorganization will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(C) or (D) of the Code, and the Selling Fund and the Acquiring Fund will each be a "party to the reorganization" within the meaning of Section 368(b) of the Code.

                  2. No gain or loss will be recognized by the Acquiring Fund upon the receipt of the assets of the Selling Fund solely in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the liabilities of the Selling Fund pursuant to Section 1032(a) of the Code.

                  3. No gain or loss will be recognized by the Selling Fund upon the transfer of all of its assets to the Acquiring Fund solely in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of the liabilities of the Selling Fund or upon the distribution of the Acquiring Fund Shares to the shareholders of the Selling Fund in exchange for such shareholders' shares of the Selling Fund pursuant to Sections 361(a) and (c) and 357(a) of the Code. We express no opinion as to whether any accrued market discount will be required to be recognized as ordinary income pursuant to
Section 1276 of the Code.

                  4. No gain or loss will be recognized by the shareholders of the Selling Fund upon the exchange of their shares of the Selling Fund for the Acquiring Fund Shares (including fractional shares to which they may be entitled), pursuant to Section 354(a) of the Code.

                  5. The aggregate tax basis of the Acquiring Fund Shares received by each shareholder of the Selling Fund (including fractional shares to which they may be entitled) will be the same as the aggregate tax basis of the Selling Fund shares exchanged therefor pursuant to Section 358(a)(1) of the Code.

                  6. The holding period of the Acquiring Fund Shares received by the shareholders of Selling Fund (including fractional shares to which they may be entitled) will include the holding period of the Selling Fund Shares surrendered in exchange therefor, provided that the Selling Fund Shares were held as a capital asset on the Closing Date of the Reorganization, pursuant to
Section 1223(1) of the Code.




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Board of Trustees Scudder RREEF Securities Trust
Board of Directors Real Estate Securities Fund, Inc.
October 18, 2002
Page 3


                  7. The tax basis of the assets of the Selling Fund received by the Acquiring Fund will be the same as the tax basis of such assets to the Selling Fund immediately prior to the exchange pursuant to Section 362(b) of the Code.

                  8. The holding period of the assets of the Selling Fund received by the Acquiring Fund will include the period during which such assets were held by the Selling Fund pursuant to Section 1223(2) of the Code.

                  9. Acquiring Fund will succeed to and take into account as of the date of the transfer (as defined in Section 1.381(b)-1(b) of the Income Tax Regulations) the items of the Selling Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381(b) and
(c), 382, 383 and 384 of the Code.

                  This opinion letter expresses our views only as to U.S. federal income tax laws in effect as of the date hereof. It represents our best legal judgment as to the matters addressed herein, but is not binding on the Internal Revenue Service or the courts. Accordingly, no assurance can be given that the opinions and analysis expressed herein, if contested, would be sustained by a court. Our opinion is based upon the Code, the applicable Treasury Regulations promulgated thereunder, the present position of the Internal Revenue Service as set forth in published revenue rulings and revenue procedures, present administrative positions of the Internal Revenue Service, and existing judicial decisions, all of which are subject to change either prospectively or retroactively. We do not undertake to make any continuing analysis of the facts or relevant law following the date of this letter.

                  Our opinion is conditioned upon the performance by the Trust, on behalf of the Acquiring Fund, and the Selling Fund of their undertakings in the Agreement and the Representation Letter.

                  This opinion is being rendered to the Trust on behalf of the Acquiring Fund, the Selling Fund and the shareholders of such funds.

                  We hereby consent to the filing of this opinion as an exhibit to the Trust's Registration Statement filed on SEC Form N-14. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


Very truly yours,
/s/ Morgan, Lewis & Bockius LLP



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Board of Trustees Scudder RREEF Securities Trust
Board of Directors Real Estate Securities Fund, Inc.
October 18, 2002
Page 4


                                                       APPENDIX A

------------------------------------------------------------ ---------------------------------------------------------
CLASS OF SELLING FUND                                        CLASS OF ACQUIRING FUND
---------------------                                        -----------------------
------------------------------------------------------------ ---------------------------------------------------------
Class A                                                      Class A
------------------------------------------------------------ ---------------------------------------------------------
Class B                                                      Class B
------------------------------------------------------------ ---------------------------------------------------------
Institutional Class                                          Institutional Class
------------------------------------------------------------ ---------------------------------------------------------